Exhibit 4.3.1

AMENDMENT TO

AMENDED AND RESTATED WARRANT TO PURCHASE STOCK

This Amendment to Amended and Restated Warrant to Purchase Stock (this “Amendment”) is entered into as of February 14, 2006, by and between COMERICA INCORPORATED (“Comerica”) and NEWGISTICS, INC. (“Company”). Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Warrant (as defined below).

RECITALS

Comerica is the holder of that certain Amended and Restated Warrant to Purchase 10,000 shares of the Company’s Series A Preferred Stock bearing an “Issue Date” (as defined therein) of July 25, 2000 (the “Warrant”). The parties hereto desire to amend the Warrant in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties hereto agree as follows:

1. The “Expiration Date” of the Warrant is hereby amended to read “May 15, 2012.”

2. The Warrant, as amended hereby, shall be and remain in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Comerica under the Warrant, as in effect prior to the date hereof.

3. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

4. The execution and delivery of this Amendment by the Company have been duly authorized by all necessary actions on the part of the Company, and this Amendment has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

IN WITNESS WHEREOF, the undersigned have executed, or have caused their duly authorized officers to execute, this Amendment as of the first date above written.

NEWGISTICS, INC.

By:	/s/ Jay Shreiner
Name:	Jay Shreiner
Title:	CEO

COMERICA INCORPORATED

By:	/s/ Ann M. Scheuer
Name:	Ann M. Scheuer
Title:	Vice President

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